EXHIBIT 32
Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
     This Certification is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.
     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of LSB Bancshares, Inc. (the “Company”), hereby each certify as follows:
     The Quarterly Report on Form 10-Q of the Company (the “Report”), which accompanies this Certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated this 3rd day of August, 2006

/s/ Robert F. Lowe
Robert F. Lowe, Chief Executive Officer

/s/ Monty J. Oliver
Monty J. Oliver, Chief Financial Officer

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